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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF TRANSPRO, INC.

         The following sets forth a list of all the subsidiaries of TransPro, Inc., a Delaware corporation (the "Company"), and the State or other jurisdiction of incorporation or organization of each

                                           JURISDICTION OF INCORPORATION OR
           NAME                                      ORGANIZATION
           ----                                      ------------
Allen Heat Transfer Products, Inc.                     Delaware
AHTP II, Inc.                                          Delaware
GO/DAN Industries (1)                                  New York
GO/DAN de Mexico, SA de C.V. (2)                        Mexico
Radiadores GDI, SA de C.V. (2)                          Mexico
TransPro Indus Ltd.                                    Mauritius

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(1)   GO/DAN Industries, a New York general partnership, is jointly owned by
      Allen Heat Transfer Products Inc. and AHTP II, Inc.

(2)   A wholly-owned subsidiary of GO/DAN Industries.